SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 15, 2006


                            EPIC CAPITAL GROUP, INC.
                            ------------------------
                 (Name of Small Business Issuer in its charter)


    Colorado                        0-31357                   94-3363969
------------------               ------------              ----------------
(State of incorporation)     (Commission File No.)          (IRS Employer
                                                          Identification No.)

                             21 Waterway, Suite 300
                           The Woodlands, Texas 77380
           ------------------------------ ---------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-362-2730


                                       N/A
                        --------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

                                    BUSINESS

     The Company was incorporated in Colorado on June 6, 1989. Following its formation the Company was inactive until April 2000, when the Company decided to become involved in the mortgage business. The Company planned to generate mortgage loans, sell the loans to financial institutions and service the loans on behalf of the financial institutions. During the nine months ended September 30, 2001 the Company discontinued its efforts to become involved in the mortgage business and until April 4, 2006 was engaged primarily in the evaluation of acquisition targets and the filing of periodic reports with the SEC.

     On March 11, 2005 the shareholders of the Company approved a 1-for-20 forward split of the Company's common stock. Unless otherwise indicated, all per share data in this Private Offering Memorandum has been revised to reflect this forward stock split.

On April 4, 2006, the Company sold 44,000,000 shares of its common stock to five persons, including the Company's new management.

     On May 15, 2006 the shareholders of the Company:

     o approved amendments to the Company's Articles of Incorporation which changed the Company's name to Epic Capital Group, Inc., and
     o changed the Company's authorized capitalization to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      Between October 1, 2006 and October 31, 2006 the Company sold 481,600 shares of its common stock, at a price of $1.00 per share, to a group of private investors.

      As of October 31, 2006 the Company had 49,741,600 outstanding shares of common stock

      The Company's website address is www.1epic.com or www.oneepic.com

Proposed Operations
-------------------

      The Company plans to have two divisions which will operate in the following areas:

     o Oil and Gas Exploration and Development - This division will evaluate undeveloped oil and gas prospects and participate in drilling activities on prospects which in the opinion of management are favorable for the production of oil or gas.
     o Engineering and Infrastructure Management - This division will consist of 3 main business units. The Company estimates that this division will require the services of 100 or more professionals.
          1. Engineering and Construction Management - This business unit will provide services to optimize drilling, completion, field level work processes, physical plant construction, processing and


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               transportation.   The  Company   considers  the   integration  of
               construction, operations, and financing to be critical for older fields with outdated systems and for new projects which lack an experienced team of professionals dedicated to the project.
          2. Engineering Staffing - This business unit will provide to the industry, on a contract basis, both short term and long term,
               experienced  and  skilled   engineers,   geologists,   and  other
               technicians. The availability of skilled professionals is quickly becoming the limiting resource for the oil and gas industry. Both large and small oil and gas companies do not have the available human talent to analyze, plan, engineer and execute projects. Of concern is the growing number of college graduates who opt for careers outside the oil and gas industry. Enrollment in petroleum related disciplines at major U.S. universities has only recently started to increase but is not near the enrollment of the 1980's. In most oil and gas companies, the average age continues to climb toward 50 years old, with some studies estimating that less than 30% of the workforce is younger than 40 years old. The Company intends to address this talent shortage with its Engineering Staffing division.
          3. Energy Infrastructure Management - This business unit will provide planning, engineering, and consulting services to clients in both the private and public markets. These services will be provided to clients in both the private markets and the public sector.

Oil and Gas Exploration and Development
---------------------------------------

      The Company plans to evaluate undeveloped oil and gas prospects and participate in drilling activities on prospects which in the opinion of management are favorable for the production of oil or gas. If, through its review, a geographical area indicates geological and economic potential, the Company will attempt to acquire leases or other interests in the area and assemble a prospect. The Company may then attempt to sell a portion of its leasehold interests in a prospect to unrelated third parties, thus sharing the risks and rewards of the exploration and development of the prospect with the joint owners pursuant to an operating agreement. One or more wells may be drilled on a prospect, and if the results indicate the presence of sufficient oil and gas reserves, additional wells may be drilled on the prospect.

      The Company may also acquire producing oil and gas properties which have the potential to support additional oil and gas wells.

      The Company will be dependent upon its ability to economically acquire or find oil and gas reserves since, in general, the volume of production from natural gas and oil properties will decline as reserves are depleted. Except to the extent the Company acquires additional properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced.

      Fluctuations in crude oil and natural gas prices will significantly affect the Company's operations. Cash flow from oil and gas production depends upon the quantity of production and the price obtained for such production. An increase in prices will permit the Company to finance its operations to a greater extent

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with internally generated funds, may allow the Company to obtain equity financing more easily or on better terms, and lessens the difficulty of attracting financing from industry partners and non-industry investors. However, price increases heighten the competition for leases increase the costs of exploration and development activities and, because of potential price declines, increase the risks associated with the purchase of producing properties during times that prices are at higher levels.

      A decline in oil and gas prices will (i) reduce the cash flow internally generated by the Company which in turn will reduce the funds available for servicing debt and exploring for and replacing oil and gas reserves, (ii) increase the difficulty of obtaining equity and debt financing and worsens the terms on which such financing may be obtained, (iii) reduce the number of leases which have reasonable economic terms, (iv) may cause the Company to allow leases to expire based upon the value of potential oil and gas reserves in relation to the costs of exploration, (v) result in marginally productive oil and gas wells being abandoned as non-commercial, and (vi) increase the difficulty of attracting financing from industry partners and non-industry investors.

      The Company needs to raise the funds required to drill oil and gas wells and acquire oil and gas prospects. The Company may not be successful in raising the capital needed to drill oil or gas wells and any future wells which may be drilled by the Company may not be productive of oil or gas.

      It is anticipated that capital will be obtained principally through borrowings from institutional and private lenders (although such additional financing has not been arranged) and the sale of the Company's common stock or other equity securities. However, there can be no assurance that additional capital will be available to the Company on a timely basis, or if available, on acceptable terms.

Engineering and Construction Management
---------------------------------------

      Through the late 1950's the early oil and gas companies such as Standard Oil, Texaco and Mobil were fully vertically integrated enterprises with business units that included oil and gas drilling, pipeline transportation, refining, gas stations and motor oils. The consensus was that companies needed to own the entire chain to control the product and maximize profits.

      In the late 1970's a new model emerged with smaller companies being created that focused on only one aspect of the industry. Independent production companies were created to find, drill and produce oil and gas. Pipeline companies were formed to deliver product from producers to refineries and other end users. Refining companies were organized to refine oil and gas into usable fuels and products. And, finally retail oriented companies were created to developed innovative ways to market gasoline (the birth of the gasoline station as a convenience store!).

      The Company sees the next natural progression to be the separation of oil and gas producers into two groups: those that want to explore and drill for oil and gas and those that want to focus on the efficient processing of oil and gas before it is transported.

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      Because of increasing demand and prices, major integrated oil companies and large independents are exploring for new fields in areas such as West Africa, Brazil, Venezuela, Trinidad, the Caspian, Western Russia and others. The scale of these projects requires significant financial and human resources. These projects usually require assembling a large international team consisting of staff from the oil company, a large engineering firm, a large fabrication and construction company to build and assemble the structure and processing equipment, and an operations and maintenance partner to staff the project and manage the start-up. This rush to large, international, projects is consuming a substantial portion of the existing engineering and construction capability in the oil and gas industry. Many of the majors and larger independent oil and gas companies are exiting the domestic market and turning their capital, manpower and technology to new, high investment areas around the world. The service sector, especially the large engineering and construction companies, are following their main customers to these international projects leaving few companies to compete for domestic projects. A the same time, record drilling activity in the US onshore market will require more production, process and transportation infrastructure.

      Because of the high operating costs and low production rates of many older oil and gas fields, most producers have been limited in their ability to maintain the operating condition of pipelines, compressor stations, gathering systems, SCADA systems, secondary recovery injection plants, and similar equipment.

      The Company's Engineering and Construction Management division will focus on developing new and cost effective production systems and processes for oil and gas producers and other energy related projects. This division consists of three business units. The Company estimates that this division will require the services of 100 or more professionals.

      The first business unit will provide services to optimize drilling, completion, field level work processes, physical plant construction, processing and transportation. The Company considers the integration of construction, operations, and financing to be critical for older fields with outdated systems and for new projects which lack an experienced team of professionals dedicated to the project.

      The second business unit will provide to the industry, on a contract basis, both short term and long term, experienced and skilled engineers, geologists, and other technicians. The availability of skilled professionals is quickly becoming the limiting resource for the oil and gas industry. Both large and small oil and gas companies do not have the available human talent to analyze, plan, engineer and execute projects. Of concern is the growing number of college graduates who opt for careers outside the oil and gas industry. Enrollment in petroleum related disciplines at major U.S. universities has only recently started to increase but is not near the enrollment of the 1980's. In most oil and gas companies, the average age continues to climb toward 50 years old, with some studies estimating that less than 30% of the workforce is younger than 40 years old. The Company intends to address this talent shortage with its Engineering Staffing services.

      The third business unit will provide planning, developing, implementing and managing facility and infrastructure programs. It will provide advice and

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guidance to public, private and federal sector clients on program development issues which focus on financial and cumulative impacts of proposed programs, policies and projects. It will develop and utilize commercial "best in discipline" products and services to support clients in meeting their respective challenges.

Services Offered:
o     Program Management
o     Process Improvement / Six Sigma Implementation
o     Capital Planning and Programming
o     Operations Planning
o     Master Planning
o     Budget Optimization
o     Facility Economic Analysis
o     Energy Management
o     Real Estate Services
      -     Enhanced Use Leasing
      -     Site Analysis
      -     Market Analysis
o     Facility Automation
      -     GIS
      -     FMS
      -     CMMS
o     Range Planning

      This business unit will operate competitively between the traditional architectural, engineering (URS, KBR, PBSJ), consulting (Booz Allen Hamilton, Bearing Point) and energy (Johnson Control, Honeywell, Siemans) firms. This unit will focus on the effective and economic delivery of value which will provide the Company with the opportunity to secure long term engagements with well budgeted clients.

Government Regulation
---------------------

      Various state and federal agencies regulate the production and sale of oil and natural gas. All states in which the Company plans to operate impose restrictions on the drilling, production, transportation and sale of oil and natural gas.

      Under the Natural Gas Act of 1938, the Federal Energy Regulatory Commission (the "FERC") regulates the interstate transportation and the sale in interstate commerce for resale of natural gas. The FERC's jurisdiction over interstate natural gas sales has been substantially modified by the Natural Gas Policy Act under which the FERC continued to regulate the maximum selling prices of certain categories of gas sold in "first sales" in interstate and intrastate commerce.

      Effective January 1, 1993, however, the Natural Gas Wellhead Decontrol Act (the "Decontrol Act") deregulated natural gas prices for all "first sales" of natural gas. Because "first sales" include typical wellhead sales by producers, all natural gas produced from the Company's natural gas properties is sold at

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market prices, subject to the terms of any private contracts which may be in effect. The FERC's jurisdiction over natural gas transportation is not affected by the Decontrol Act.

      The Company's sales of any natural gas will be affected by intrastate and interstate gas transportation regulation. Beginning in 1985, the FERC adopted regulatory changes that have significantly altered the transportation and marketing of natural gas. These changes are intended by the FERC to foster competition by, among other things, transforming the role of interstate pipeline companies from wholesale marketers of natural gas to the primary role of gas transporters. All natural gas marketing by the pipelines is required to divest to a marketing affiliate, which operates separately from the transporter and in direct competition with all other merchants. As a result of the various omnibus rulemaking proceedings in the late 1980s and the individual pipeline restructuring proceedings of the early to mid-1990s, the interstate pipelines must provide open and nondiscriminatory transportation and transportation-related services to all producers, natural gas marketing companies, local distribution companies, industrial end users and other customers seeking service. Through similar orders affecting intrastate pipelines that provide similar interstate services, the FERC expanded the impact of open access regulations to intrastate commerce.

      More recently, the FERC has pursued other policy initiatives that have affected natural gas marketing. Most notable are (1) the large-scale divestiture of interstate pipeline-owned gas gathering facilities to affiliated or non-affiliated companies; (2) further development of rules governing the relationship of the pipelines with their marketing affiliates; (3) the publication of standards relating to the use of electronic bulletin boards and electronic data exchange by the pipelines to make available transportation information on a timely basis and to enable transactions to occur on a purely electronic basis; (4) further review of the role of the secondary market for released pipeline capacity and its relationship to open access service in the primary market; and (5) development of policy and promulgation of orders pertaining to its authorization of market-based rates (rather than traditional cost-of-service based rates) for transportation or transportation-related services upon the pipeline's demonstration of lack of market control in the relevant service market. The Company does not know what effect the FERC's other activities will have on the access to markets, the fostering of competition and the cost of doing business.

      As a result of these changes, sellers and buyers of natural gas have gained direct access to the particular pipeline services they need and are better able to conduct business with a larger number of counter parties. The Company believes these changes generally have improved the access to markets for natural gas while, at the same time, substantially increasing competition in the natural gas marketplace. The Company cannot predict what new or different regulations the FERC and other regulatory agencies may adopt or what effect subsequent regulations may have on production and marketing of natural gas from the Company's properties.

      In the past, Congress has been very active in the area of natural gas regulation. However, as discussed above, the more recent trend has been in favor of deregulation and the promotion of competition in the natural gas industry. Thus, in addition to "first sales" deregulation, Congress also repealed incremental pricing requirements and natural gas use restraints previously applicable. There are other legislative proposals pending in the Federal and State legislatures which, if enacted, would significantly affect the petroleum

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industry. At the present time, it is impossible to predict what proposals, if any, might actually be enacted by Congress or the various state legislatures and what effect, if any, these proposals might have on the production and marketing of natural gas by the Company. Similarly, and despite the trend toward federal deregulation of the natural gas industry, whether or to what extent that trend will continue or what the ultimate effect will be on the production and marketing of natural gas by the Company cannot be predicted.

      Federal, state, and local agencies have promulgated extensive rules and regulations applicable to the Company's oil and natural gas exploration, production and related operations. Most states require permits for drilling operations, drilling bonds and the filing of reports concerning operations and impose other requirements relating to the exploration of oil and natural gas. Many states also have statutes or regulations addressing conservation matters including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of some states limit the rate at which oil and natural gas is produced from the Company's properties. The federal and state regulatory burden on the oil and natural gas industry increases the Company's cost of doing business and affects its profitability. Because these rules and regulations are amended or reinterpreted frequently, the Company is unable to predict the future cost or impact of complying with those laws.

Competition and Marketing
-------------------------

      The Company will be faced with strong competition from many other companies and individuals engaged in the oil and gas business, many of which are very large, with substantial capabilities and well established. The Company will compete with these individuals and companies, many of which have greater financial resources and larger technical staffs. Although it is nearly impossible to estimate the number of competitors; it is known that there are a large number of companies and individuals in the oil and gas business.

      Exploration for and production of oil and gas are affected by the availability of pipe, casing and other tubular goods and certain other oil field equipment including drilling rigs and tools. The Company depends upon independent drilling contractors to furnish rigs, equipment and tools to drill its wells. Higher prices for oil and gas may result in competition among operators for drilling equipment, tubular goods and drilling crews which may affect the Company's ability expeditiously to drill, complete, re-complete and work-over its wells. However, the Company has not experienced and does not anticipate difficulty in obtaining supplies, materials, drilling rigs, equipment or tools.

      The Company does not refine or otherwise process crude oil and condensate production. Substantially all of the crude oil and condensate production of the Company's wells are sold at posted prices under short-term contracts, which is customary in the industry.

      The market for oil and gas is dependent upon a number of factors beyond the Company's control, which at times cannot be accurately predicted. These factors include the proximity of wells to, and the capacity of, natural gas

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pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted which would impose price controls or additional excise taxes upon crude oil or natural gas, or both. Oversupplies of natural gas can be expected to recur from time to time and may result in the gas producing wells being shut-in. Increased imports of natural gas, primarily from Canada, have occurred and are expected to continue. Such imports may adversely affect the market for domestic natural gas.

      Since the early 1970's the market price for crude oil has been significantly affected by policies adopted by the member nations of Organization of Petroleum Exporting Countries ("OPEC"). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and price levels. The Company is unable to predict the effect that OPEC or other countries will have on the amount of, or the prices received for, crude oil and natural gas produced and sold from the Company's wells.

      Gas prices, which were once effectively determined by government regulations, are now largely influenced by competition. Competitors in this market include producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residual fuel oil. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term contracts priced at spot market prices.

General
-------

      As of October 31, 2006, the Company had three full time employees.

      The Company's offices are located at 21 Waterway, Suite 300, The Woodlands, TX 77380. The 200 square feet of office space is occupied under the lease requiring rental payments of $1,900 per month.

                                  RISK FACTORS

      An investment in the Company's common stock is highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of the Company

The Company is in the Development Stage and has Conducted Only Limited Operations. As of October 31, 2006 the Company:

     o    Has generated less than $5,000 in revenue,

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     o    did not have any oil or gas leases or wells, and
     o had not established its Engineering and Construction Management division or its Engineering Staffing division.

The Company has never earned a profit. As of September 30th the Company's accumulated deficit was approximately $(346,000). The Company expects to incur additional losses during the foreseeable future. There can be no assurance that the Company can implement its business plan, that it will be profitable, or that the shares which may be sold in this Offering will have any value.

If the Company cannot obtain additional capital, the Company may have to delay or postpone exploration and development and activities. The Company needs additional capital to fund its operations, to find oil and gas reserves and to otherwise implement its business plan. The Company estimates that it will need $4,000,000 to establish its Engineering and Construction Management division. The failure of the Company to obtain additional capital on terms acceptable to it, or at all, may significantly restrict the Company's proposed operations. There can be no assurance that the Company will be able to obtain the funding which it requires.

The Company's operations will be dependent upon the continued services of its officers. The loss of any of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon the business of the Company.

The Company will need the services of a large number of skilled professionals. The Company's Engineering and Construction Management division will require the services of a large number of engineers and other oil professionals skilled in most aspects of the oil and gas industry. The Company's Engineering and Construction Management division will not be successful if the Company is unable to retain the services of the number of professionals it will need for these divisions.

Oil and gas exploration and development is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells which, though productive, do not produce gas and/or oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing oil and gas wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil or gas from the well.

      Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than in development drilling. Exploratory drilling itself can be of varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While

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exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil and gas than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

      Although the completion of oil and gas wells is, to a certain extent, less risky than drilling for oil and gas, the process of completing an oil or gas well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil or gas in order to repay the Company's investment in the well.

The acquisition, exploration and development of oil and gas properties, and the production and sale of oil and gas are subject to many factors which are outside the Company's control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

Buyers of the Company's gas, if any, may refuse to purchase gas from the Company in the event of oversupply. Hence, even if wells which may be drilled by the Company are productive, the quantities of gas that the Company may be able to sell may be too small to pay for the expenses of operating the wells. In such a case, the wells would be "shut-in" until such time, if ever, that economic conditions permit the sale of gas in quantities which would be profitable.

Interests that the Company will acquire in oil and gas properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject the Company to future undetermined expenses. The Company does not intend to purchase title insurance, title memos, or title certificates for any leasehold interests it will acquire. It is possible that at some point the Company will have to undertake title work involving substantial costs. In addition, it is possible that the Company may suffer title failures resulting in significant losses to the Company.

The drilling of oil and gas wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions which could result in substantial losses or liabilities to third parties. Although the Company intends to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), the Company may not be insured against all such losses because such insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of Company funds or property.

The Company's operations will be affected from time to time and in varying degrees by the price for oil or gas. The price of oil and gas is often volatile and influenced by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil and natural gas. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of

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production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil or gas may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to the Company and may delay or otherwise adversely affect the Company's proposed operations.

      From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil and gas producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond the control of the Company or the oil and gas industry.

The Company's activities will be subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect the earnings of the Company. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on the Company's operations in the future although compliance may necessitate significant capital outlays, materially affect the Company's earning power or cause material changes in its intended business. In addition, the Company may be exposed to potential liability for pollution and other damages.

There is, at present, only a limited market for the Company's common stock and there is no assurance that a market will develop. As of October 31, 2006 there was only a limited market for the Company's common stock. Trades in the Company's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for the Company's common stock. As a result of these rules, investors may find it difficult to sell their shares.

                        MARKET FOR COMPANY'S COMMON STOCK

      As of October 31, 2006 there were approximately 132 record holders of the Company's common stock. The Company's common stock began trading on the OTC Bulletin Board on October 30, 2006 under the symbol "EPCC.OB". Shown below are the range of high and low quotations for the Company's common stock for the dates indicated as reported by the NASD. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

       Date                     High           Low
       ----                     ----           ---

       10/30/06                 $1.50          $1.40
       10/31/06                 $1.70          $1.50
       11/1/06                  $1.75          $1.61
       11/2/06                  $1.87          $1.71
       11/3/06                  $2.21          $1.81
       11/6/06                  $2.38          $2.05
       11/7/06                  $2.43          $2.31
       11/8/06                  $2.46          $2.42
       11/9/06                  $2.47          $2.45
       11/10/06                 $2.53          $2.46
       11/13/06                 $2.56          $2.53

       Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. The Company has not paid any dividends on its common stock and the Company does not have any current plans to pay any common stock dividends.

                                   MANAGEMENT

      The following presents certain information concerning the present management of the Company:

         Name                 Age      Position with Company
         ----                 ---      ---------------------

         Rex Doyle             48      Chief Executive Officer and a Director
         John Ippolito         47      President and a Director
         David Reynolds        54      Chief Operating  Officer, Secretary and a
                                       Director

     Rex Doyle has been an officer and director of the Company since April 4, 2006. Mr. Doyle was a Vice President of Michael Baker Corporation (AMEX:BKR) between August 2000 and September 2002. Between September 2002 and April 2004 Mr. Doyle was Vice President of Business Development for Baker Energy, a subsidiary of Michael Baker Corporation. Between April 2005 and April 2006 Mr. Doyle was Senior Vice President of Global Operations for Baker Energy and an officer of Michael Baker Corporation.

     John Ippolito has been an officer and director of the Company since April 4, 2006. Mr. Ippolito was Business Development Manager - North and South America Integrated Project Management Division for Schlumberger Ltd. between 2000 and August 2003. Between August 2003 and April 2006 Mr. Ippolito was Senior Business Development Director, Continental U.S., and Business Manager - Large Asset Management Contracts, for Baker Energy, a subsidiary of Michael Baker Corporation.

     David Reynolds has been an officer and director of the Company since April 4, 2006. Mr. Reynolds was a principal of Orion Oil & Gas L.L.C. between 2003 and December 2005. Since January 2006 Mr. Reynolds has been working on oil and gas projects. From 2001 to 2003 Mr. Reynolds was with the Business Development Group of Union Oil of California.

      Mr. Doyle, Mr. Ippolito and Mr. Reynolds do not serve as an officer or director of any other publicly traded corporation.

      As of October 31, 2006 the Company did not have any employment agreements with any of its officers.

      The Company does not yet have a compensation committee. The Company's Board of Directors acts as the Company's Audit Committee. None of the Company's directors are a financial experts and one of the Company's directors is independent as that term is defined Section 121(A) of the Listing Standards of the American Stock Exchange.

      The Company has adopted a Code of Ethics applicable to the Company's principal executive, financial, and accounting officers and persons performing similar functions.

Change in Management

      On April 4, 2006, Mark W. Moniak, the Company's only officer and director, appointed Rex Doyle, John Ippolito and David Reynolds as directors of the Company. Following these appointments Mr. Moniak, resigned as an officer and director of the Company.

      The Company's directors then appointed the following persons to be officers of the Company:

          Name                   Position
          ----                   --------

          Rex Doyle              Chief Executive and Principal Financial Officer
          John Ippolito          President
          David Reynolds         Executive Vice President and Secretary

Executive Compensation
----------------------

     Between the date of their appointment as officers and directors (April 4, 2006) and October 31, 2006 the Company has collectively paid approximately $ 175,000 to its officers and directors.

     The following shows the amounts which the Company expects to pay to its officers and consultants during the twelve month period ending October 31, 2007, and the time these persons plan to devote to the Company's business. The Company does not have employment agreements with any of its officers or consultants.

                                Proposed            Time to be Devoted
      Name                    Compensation        the Company's Business
      ----                    ------------        ----------------------

    Rex Doyle                   $210,000                 100%
    John Ippolito               $175,000                 100%
    David Reynolds              $150,000                 100%

Stock Option and Bonus Plans
----------------------------

      The Company has adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

      Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of shares of Common Stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following lists, as of October 31, 2006, the options granted pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.


                                     Total        Shares
                                     Shares     Reserved for    Shares       Remaining
                                    Reserved    Outstanding    Issued as   Options/Shares
Name of Plan                       Under Plans    Options     Stock Bonus   Under Plans
------------                       -----------  ------------  -----------  --------------

Incentive Stock Option Plans        2,000,000          --          N/A       2,000,000
Non-Qualified Stock Option Plans    3,000,000     600,000          N/A       2,400,000
Stock Bonus Plans                   1,000,000         N/A                    1,000,000


      The following lists the options granted as of October 31, 2006. All of the options listed below were granted pursuant to the Company's Non-Qualified Stock Option Plan.

                         Shares Issuable
                         Upon Exercise       Exercise       Expiration
    Name                    of Options        Price             Date
    ----                 ----------------    --------       ------------

    Rex Doyle              100,000 (1)        $0.50         10/24/08
    Rex Doyle              100,000 (2)        $3.00         10/24/08 (3)
    John Ippolito          100,000 (1)        $0.50         10/24/08
    John Ippolito          100,000 (2)        $3.00         10/24/08 (3)
    David Reynolds         100,000 (1)        $0.50         10/24/08
    David Reynolds         100,000 (2)        $3.00         10/24/08 (3)

     (1)  Options may be exercised at any time prior to 10/25/08

     (2) Options to purchase 50,000 shares may be exercised at any time after 1/1/07, and options to purchase 50,000 shares may be exercised at any time after 1/1/08.

     (3) These options will expire on the first to occur of the following: (i) 10/24/08, (ii) the date the option holder is removed from office for cause, or (iii) the date the option holder resigns as an officer of the Company.

      For the purpose of these options "Cause" means any action by the Option Holder or any inaction by the Option Holder which constitutes:

      (i)  fraud, embezzlement, misappropriation, dishonesty or breach of trust;

     (ii) a willful or knowing failure or refusal by the Option Holder to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Option Holder's death or Disability; or

    (iii) gross negligence by the Option Holder in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Option Holder's death or Disability;

      For purposes of these options "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Option Holder from reasonably discharging his duties and responsibilities as an officer of the Company for a minimum of twenty hours per week.

Transactions with Related Parties and Recent Sales of Unregistered Securities.
------------------------------------------------------------------------------

      In September 2004 the Company issued 4,000,000 shares of its common stock (as adjusted for the 1-for-20 forward stock split) to Mark Moniak as consideration for Mr. Moniak serving as the Company's President. Mr. Moniak resigned as the Company's President on April 4, 2006.

      On April 4, 2006 the Company sold:

     o    20,000,000 shares of its common stock to Rex Doyle for $200;
     o    20,000,000 shares of its common stock to John Ippolito for $200;
     o 4,000,000 shares of its common stock to unrelated third parties for $40;

      Between October 1, 2006 and October 31, 2006 the Company sold 481,600 shares of its common stock to 64 private investors at a price of $1.00 per share.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these shares.

                             PRINCIPAL SHAREHOLDERS

      The following table shows the number of and percentage of outstanding shares of common stock owned by the Company's officers, directors and those shareholders owning more than 5% of the Company's common stock as of October 31, 2006.

                                     Shares of
Name and Address                    Common Stock         Percent of Class (1)
----------------                    ------------        ----------------------

Rex Doyle                            20,000,000                  40%
30 Fernglen
The Woodlands, TX 77380

John Ippolito                        20,000,000                  40%
9007 Deerwick Ct.
Tomball, TX 77375

David Reynolds                        2,000,000                   4%
4311 Candlewood Park
Katy, TX 77494

All Executive Officers
and Directors as a group (3 persons) 42,000,000                  84%

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of Common Stock. As of October 31, 2006 the Company had 49,741,600 outstanding shares of Common Stock Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is in profit.

Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common stock offered hereby will be, upon issuance, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock. The Company's Articles of Incorporation provide that its Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As of October 31, 2006 the Company had not issued any preferred shares.

                                 INDEMNIFICATION

      The Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been the Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

                            San Juan Financial, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                                December 31, 2005

                         INDEX TO FINANCIAL STATEMENTS



                                                                         Page

Report of Independent Registered Public Accounting Firm                   F-1

Balance Sheets - December 31, 2005                                        F-2

Statements of Operations - For the Years Ended
 December 31, 2005 and 2004, and for the Period
 from Inception (April 10, 2000) to December 31, 2005                     F-3

Statements of Cash Flows - For the Years Ended
 December 31, 2005 and 2004, and for the Period
 from Inception (April 10, 2000) to December 31, 2005                     F-4

Statement of Changes in Stockholders' Equity (Deficit) -
 For the Period from Inception (April 10, 2000) to
 December 31, 2005                                                   F-5 to F-6

Notes to Financial Statements                                       F-7 to F-10

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of San Juan Financial, Inc. as of December 31, 2005, and the related statements of operations, cash flows, and stockholders' equity (deficit) for the years ended December 31, 2005 and 2004, and for the period from inception (April 10, 2000) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Juan Financial, Inc. as of December 31, 2005, and the results of its operations, its cash flows, and its changes in stockholders' equity for the years ended December 31, 2005 and 2004, and for the period from inception (April 10, 2000) to December 31, 2005, in conformity with generally accepted accounting principles in the United States of America.

As mentioned in Footnote 2 to the financial statements, the Company has expended all of its capital, which raises doubt about its ability to continue as a going concern with an ability to conduct its business plan. The Company's plans are also discussed in Footnote 2. There is no assurance that such funding will be available or that the Company will be successful in implementing its business plan. The accompanying financial statements do not include any adjustments, which might be necessary if the Company is unable to continue in existence.


Denver, Colorado
April 3, 2006                            /s/ Comiskey & Company

                                         PROFESSIONAL CORPORATION

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                             As of December 31, 2005



ASSETS

CURRENT ASSETS                                                 $      --
                                                               ---------

      Total current assets                                            --
                                                               ---------

   TOTAL ASSETS                                                $      --
                                                               =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                            $   3,621
                                                               ---------

      Total current liabilities                                    3,621

STOCKHOLDERS' DEFICIT
   Preferred stock, no par value; 10,000,000 shares
    authorized; no shares issued and outstanding                      --
   Common stock, no par value; 750,000,000 shares
    authorized; 5,260,000 shares issued and
    outstanding at December 31, 2004                              68,000
   Additional paid-in capital                                     26,691
   Deficit accumulated during the development stage              (98,312)
                                                               ---------

      Total shareholders' deficit                                 (3,621)
                                                               ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $      --
                                                               =========

   The accompanying notes are an integral part of the financial statements.
                                       F-2

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                    For the period
                                                                    from inception
                                      For the year   For the year   (April 10, 2000)
                                          ended         ended              to
                                       December 31,  December 31,     December 31,
                                           2005         2004              2005
                                      ------------   ------------   ---------------

REVENUES                              $        --    $        --     $         --

EXPENSES

  General and administrative expenses      20,000         15,312           98,312
                                      ------------   ------------   ---------------

      Total expenses                       20,000         15,312           98,312
                                      ------------   ------------   ---------------

NET LOSS                                  (20,000)       (15,312)          (98,312)

Accumulated deficit
   Balance, beginning of period           (78,312)       (63,000)               --
                                      ------------   ------------   ---------------

   Balance, end of period             $   (98,312)   $   (78,312)     $    (98,312)
                                      ============   ============   ===============

NET LOSS PER SHARE                    $      (NIL)   $     (0.01)
                                      ============   ============

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING                5,260,000      2,429,399
                                      ============   ============



   The accompanying notes are an integral part of the financial statements.
                                       F-3

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                    For the period
                                                                    from inception
                                      For the year   For the year   (April 10, 2000)
                                          ended         ended              to
                                       December 31,  December 31,     December 31,
                                           2005         2004              2005
                                      ------------   ------------   ---------------
CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net loss                           $   (20,000)   $   (15,312)     $   (98,312)
    Adjustments to reconcile net
    loss to net cash flows from
    operating activities:
      Accounts payable                      2,614          1,007            3,621
      Shares issued for compensation           --          5,000            5,000
                                      ------------   ------------   ---------------

      Net cash flows from operating
       activities                         (17,386)        (9,305)         (89,691)

CASH FLOWS FROM INVESTING
 ACTIVITIES                                    --             --               --

CASH FLOWS FROM FINANCING
 ACTIVITIES
    Proceeds from the issuance of
     common stock                              --             --           63,000
    Expenses paid by shareholders          17,386          9,305           26,691
                                      ------------   ------------   ---------------
    Net cash flows from financing
     activities                            17,386          9,305           89,691

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                        --             --               --

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                         --             --               --
                                      ------------   ------------   ---------------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                      $        --    $        --     $         --
                                      ============   ============   ===============



   The accompanying notes are an integral part of the financial statements.
                                       F-4

                            San Juan Financial, Inc.
                          (A Development Stage Company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
     For the Period from Inception (April 10, 2000) to December 31, 2005



                                                                                Deficit
                                                                              Accumulated
                                                                Additional     During the   Stockholders'
                                        Common Stock             Paid-in       Development     Equity
                                  Shares             Amount      Capital          Stage       (Deficit)
                                 ------------------------------------------------------------------------------

Issuance of common stock for
cash at $0.05 per share          1,260,000      $  63,000      $       -       $        -     $  63,000

Issuance of common stock no
  consideration received       100,000,000              -              -                -             -

Net loss for the period from
  inception (April 10, 2000)
  to December 31, 2000                   -              -              -          (56,711)      (56,711)
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2000     101,260,000         63,000              -          (56,711)         6,289

Cancellation of stock for
  consideration not received  (100,000,000)             -              -                -              -

Net loss for the year ended
  December 31, 2001                      -              -              -           (5,825)        (5,825)
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2001       1,260,000         63,000              -          (62,536)           464

Net loss for the year ended
  December 31, 2002                      -              -              -             (464)          (464)
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2002       1,260,000         63,000              -          (63,000)             -



   The accompanying notes are an integral part of the financial statements.
                                       F-5

                            San Juan Financial, Inc.
                          (A Development Stage Company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                    CONTINUED
     For the Period From Inception (April 10, 2000) to December 31, 2005





                                                                                Deficit
                                                                              Accumulated
                                                                Additional     During the   Stockholders'
                                        Common Stock             Paid-in       Development     Equity
                                  Shares             Amount      Capital          Stage       (Deficit)
                                 ------------------------------------------------------------------------------

Net loss for year ended
  December 31, 2003                      -      $       -      $       -      $        -      $       -
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2003       1,260,000         63,000              -          (63,000)            -

Issuance of common stock for
  compensation                   4,000,000          5,000              -                -         5,000

Expenses paid by shareholders            -              -          9,305                -         9,305

Net loss for the year ended
  December 31, 2004                      -              -              -          (15,312)      (15,312)
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2004       5,260,000         68,000          9,305          (78,312)       (1,007)

Expenses paid by shareholders            -              -         17,386                -        17,386

Net loss for the year ended
  December 31, 2005                      -              -              -          (20,000)      (20,000)
                              ------------    -----------    -----------      -------------  -----------

Balance, December 31, 2005       5,260,000      $  68,000      $  26,691        $ (98,312)    $  (3,621)
                                 =========      =========      =========        =========     =========



   The accompanying notes are an integral part of the financial statements.
                                       F-6

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


1.   Organization and Operations

     Background

     San Juan Financial, Inc. ("the Company") was incorporated under the laws of Colorado on June 6, 1989. Following incorporation, the Company remained an inactive shell company. Effective April 10, 2000, the Company entered the development stage in accordance with SFAS No. 7. The Company's principal activities since April 10, 2000 have consisted of organizational matters and the sale of its no par value common stock.

     Amendment to Articles

     On April 10, 2000, the Company filed amended articles of incorporation with the State of Colorado, at which time the Company revised Article XI, Board of Directors. The Board consists of one director who is also the President of the Company. On September 15, 2004, Troy Fullmer, the Company's only officer and director, appointed Mark W. Moniak as a director of the Company and as the Company's President and Chief Executive Officer. Following the appointment of Mr. Moniak, Mr. Fullmer resigned as an officer and director of the Company.

2.   Going Concern

     The Company has no revenue to date and has incurred operating losses of $98,312 since inception. Since inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. The Company has not identified any business combination and, therefore, cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005



3.   Summary of Significant Accounting Policies

     Development Stage Activities

     San Juan Financial, Inc. entered the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises" in 2000, upon commencement of activities. The Company's original business plan was to operate as a mortgage banking and brokerage company over the Internet. In 2004, the Company changed its focus to that of a "blank check" company, whose purpose is to serve as a capital access corporation which will seek out and acquire an operating company.

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents

     For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Taxes

     The Company accounts for income taxes in accordance with SFAS No. 109 - Accounting for Income Taxes. Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


3.   Summary of Significant Accounting Policies (cont'd)

     Earnings (loss) per Share

     The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

     Fair Value of Financial Instruments

     SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has no financial instruments in the accompanying financial statements.

     Stock-Based Compensation

     In December 2004 the FASB issued a revised Statement 123 (SFAS 123R), "Accounting for Stock-Based Compensation" requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award -- usually the vesting period.

     Accounting Changes and Error Corrections

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The adoption of this new Statement is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

4.   Stockholders' Equity

     Following its original incorporation in June 1989, the Company had issued 100,000,000 shares of its no par value common stock to an officer as payment for services related to the organization and start-up of the Company. The value of the transaction could not be objectively measured as a related party rendered the services. The transaction has been recorded at no value since the Board of Directors determined that the rendered services for which these shares had been issued were incomplete. On November 2, 2001, the Board of Directors authorized the cancellation of the original 100,000,000 shares of common stock, as a result of the incomplete performance.

     On April 7, 2000, the Board of Directors authorized an 8-to-1 reverse split of the Company's no par value common stock, effective on that date. All share and per share amounts reflect this reverse split.

     In May 2000, the Company conducted a private placement offering whereby it sold 1,260,000 shares of its no par value common stock for $0.05 per share pursuant to an exemption from registration claimed under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company received net proceeds of $63,000.

     On September 15, 2004, Mark W. Moniak was appointed as Director, President, and Chief Executive Officer of the Company. The Company does not have an employment agreement with Mr. Moniak. However, the Company has agreed to issue 4,000,000 shares of its common stock, valued at $5,000, to Mr. Moniak in return for Mr. Moniak serving as the Company's President until September 15, 2005.

     During the year ended December 31, 2004, the Company incurred $9,305 of expenses which were paid by stockholders and recorded as additional paid-in capital.

     On March 11, 2005, the Company held a special meeting of its shareholders. At this meeting, the shareholders of the Company held a 1-for-20 forward stock split of the Company's common stock. Unless otherwise indicated, all share and per share data has been retroactively restated to reflect this forward stock split.

     During the year ended December 31, 2005, the Company incurred $17,386 of expenses which were paid by stockholders and recorded as additional paid-in capital.

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


5.   Income Taxes

     A deferred tax asset of $36,375 at December 31, 2005 relates to net operating losses and deductible temporary differences. Management does not consider it more likely than not that the entire deferred tax asset will be realized. Therefore, a full valuation allowance has been established against the deferred tax asset. The valuation allowance increased by $7,400 and $5,665 for the years ended December 31, 2005 and 2004, respectively. The net operating losses will expire in years 2020 through 2025.

                                                      December 31,
                                                         2005

   Net operating loss carryforwards                    $ 36,375
   Valuation allowance                                  (36,375)
                                                     ----------

                                                    $        --
                                                    ===========

  The difference between income taxes computed at the statutory federal rate of 34% and the provision for income taxes relates to the following:

                                                        Percent of
                                                          Pretax
                                                          Amount
                                                        ----------
     Provision at federal statutory rate                    34%
     Effect of state income tax                              3%
     Increase in valuation allowance                       (37%)
                                                           ----
                                                             0%
                                                           ====
6.   Merger Agreement

   In March 2005, the Company reached an informal agreement with the principal shareholders of Cookie Club of America, Inc. ("CCA") to acquire all of CCA's outstanding shares in exchange for 5,890,000 shares of the Company's common stock. The agreement was never finalized and plans of merger were terminated in August 2005.

                            San Juan Financial, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005


7.   Subsequent Events

   On April 4, 2006, the Company signed an agreement for the sale of 44,000,000 shares of common stock to five individuals for an aggregate price of $440. Upon closing of the agreement Mark Moniak, current sole officer and President of the Company, will appoint Rex Doyle, John Ippolito and David Reynolds as directors of the Company. Following such appointment, Mr. Moniak will resign. The agreement specifies that as soon as practicable, the parties to the agreement will cooperate with each other such that $300,000 will be wire transferred into a bank account controlled by the Company. This agreement will not be considered closed until the $300,000 wire transfer has been received.

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               September 30, 2006

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 2006
                                   (Unaudited)


         ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $  76,112
                                                                    ---------

      Total current assets                                             76,112
                                                                     --------

   TOTAL ASSETS                                                     $  76,112
                                                                    =========


         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                 $     523
   Accrued expenses                                                     1,005
   Deposit                                                             20,000
                                                                    ---------

      Total current liabilities                                        21,528


STOCKHOLDERS' EQUITY
   Preferred stock, no par value; 10,000,000 shares
      authorized; no shares issued and outstanding                          -
   Common stock, no par value; 750,000,000 shares
      authorized; 49,260,000 shares issued and outstanding
      at September 30, 2006                                            68,440
   Additional paid-in capital                                         331,712
   Deficit accumulated during the development stage                  (345,568)
                                                                    ---------

      Total shareholders' equity                                       54,584
                                                                    ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $  76,112
                                                                    =========

         The accompanying notes are an integral part of these financial statements.

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)
                      STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (Unaudited)



                                                                                For the period
                                          For the three         For the nine     from inception
                                          months ended          months ended    (April 10, 2000)
                                          September 30,         September 30,           to
                                        2006        2005      2006        2005  September 30, 2006
                                        ----        ----      ----        ----  ------------------


REVENUE                              $      -    $     -   $      -     $      -   $        -

OPERATING EXPENSES

 General and administrative expenses  143,655          -    249,012       12,404      347,324
                                     ---------   --------  --------     ---------  -----------

LOSS FROM OPERATIONS                 (143,655)         -   (249,012)     (12,404)    (347,324)

OTHER INCOME (EXPENSE)

   Interest income                        787          -      1,756            -        1,756
                                     ---------   --------  --------     ---------  -----------

NET LOSS                             (142,868)         -   (247,256)     (12,404)    (345,568)

Accumulated deficit
   Balance, beginning of period      (202,700)   (90,716)   (98,312)     (78,312)           -
                                     ---------   --------  --------     ---------  -----------

   Balance, end of period          $ (345,568) $ (90,716) $(345,568)    $(90,716)  $ (345,568)
                                   =========== ========== ==========   ==========  ===========

NET LOSS PER SHARE                 $    (0.00) $   (0.00) $   (0.01)   $   (0.00)  $   (0.06)
                                   =========== ========== ==========   ==========  ===========

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING           49,260,000  5,260,000  34,109,817   5,260,000   5,852,216
                                   =========== ========== ==========   ==========  ===========



         The accompanying notes are an integral part of these financial statements.

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                  For the period
                                                                  from inception
                                     For the nine months ended   (April 10, 2000)
                                          September 30,                 to
                                     2006                2005    September 30, 2006
                                     ----                ----    ------------------

CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net loss                      $  (247,256)       $   (12,404)    $  (345,568)
    Adjustments to reconcile
     net loss to net cash
     flows from operating
     activities
      Increase(Decrease) in
       accounts payable               (3,098)             5,208             523
      Increase(Decrease) in
       accrued expenses                1,005                  -           1,005
      Increase(Decrease) in
       deposit liability              20,000                  -          20,000
      Common stock issued
       for compensation                    -                  -           5,000
                                 ------------       ------------    -------------

    Net cash flows from
     operating activities           (229,349)            (7,196)       (319,040)

CASH FLOWS FROM INVESTING
 ACTIVITIES                                -                  -               -

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Additional paid-in capital        300,000                  -         300,000
   Proceeds from the issuance
    of common stock                      440                  -          63,440
   Expenses paid by shareholders       5,021              7,196          31,712
                                 ------------       ------------    -------------

   Net cash flows from
    financing activities             305,461              7,196         395,152

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                 76,112                  -          76,112

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                       -                  -               -
                                 ------------       ------------    -------------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                   $    76,112        $         -     $    76,112
                                 ============       ============    =============



         The accompanying notes are an integral part of these financial statements.

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2006

Note 1 - Management's Representation of Interim Financial Information

The accompanying financial statements have been prepared by EPIC Capital Group, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at December 31, 2005.

Note 2 - Summary of Significant Accounting Policies

Development Stage Activities

EPIC Capital Group, Inc. entered the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage
Enterprises" in 2000, upon commencement of activities. The Company's original business plan was to operate as a mortgage banking and brokerage company over the Internet. In 2004, the Company changed its focus to that of a "blank check" company, whose purpose is to serve as a capital access corporation, which will seek out and acquire an operating company. After the April 2006 change of control, the Company plans to engage in oil and gas exploration and production, engineering construction management, and engineering staffing.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                         EPIC Capital Group, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               September 30, 2006


Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109 - Accounting for Income Taxes. Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) per Share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

Fair Value of Financial Instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has no financial instruments in the accompanying financial statements.

Stock-Based Compensation

In December 2004 the FASB issued a revised Statement 123 (SFAS 123R), "Accounting for Stock-Based Compensation" requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award -- usually the vesting period.

                            EPIC Capital Group, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               September 30, 2006

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The adoption of this new Statement is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

Note 3 - Stockholder's Equity

On April 4, 2006, the Company signed an agreement for the sale of 44,000,000 shares of common stock to five individuals for an aggregate price of $440. Mark
W. Moniak, the Company's President and only director, appointed Rex Doyle, John Ippolito and David Reynolds as directors of the Company. Following these appointments Mr. Moniak, resigned as an officer and director of the Company. The Company's new directors then appointed the following persons to be officers of the Company:

            Name               Position
            Rex Doyle          Chief Executive and Principal Financial Officer
            John Ippolito      President
            David Reynolds     Executive Vice President and Secretary


Note 4 - Change in the Company's Name

On May 15, 2006 the shareholders of the Company approved an amendment to the Company's Articles of Incorporation which changed the name of the Company to Epic Capital Group, Inc. Prior to the adoption of this amendment the Company's name was San Juan Financial, Inc.

                           EPIC Capital Group, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               September 30, 2006

Note 5 - Liabilities

In April 2006 several non-affiliated shareholders loaned the Company $300,000. The loans were unsecured, did not bear interest and were to be cancelled at such time as the Company's common stock became eligible for listing on the OTC Bulletin Board. In September 2006 the Company's common stock was listed on the OTC Bulletin Board, the loans were cancelled, and the $300,000 liability was reclassified as additional paid-in capital.


In July 2006, the Company received $20,000 from an unrelated third party as a deposit for an oil and gas joint venture. Since the terms of the joint venture are still under negotiation, the Company has recorded the $20,000 as a liability which will be refunded to the third party if the joint venture is not established.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

     The Company was incorporated in Colorado on June 6, 1989. Following its formation the Company was inactive until April 2000, when the Company decided to become involved in the mortgage business. The Company planned to generate mortgage loans, sell the loans to financial institutions and service the loans on behalf of the financial institutions. During the nine months ended September 30, 2001 the Company discontinued its efforts to become involved in the mortgage business and until April 4, 2006 was engaged primarily in the evaluation of acquisition targets and the filing of periodic reports with the SEC.

      On March 11, 2005 the shareholders of the Company approved a 1-for-20 forward split of the Company's common stock. Unless otherwise indicated, all per share data in this Private Offering Memorandum has been revised to reflect this forward stock split.

     On April 4, 2006, the Company sold 44,000,000 shares of its common stock to five persons, including the Company's new management.

     On May 15, 2006 the shareholders of the Company:

     o approved amendments to the Company's Articles of Incorporation which changed the Company's name to Epic Capital Group, Inc., and
     o changed the Company's authorized capitalization to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      The Company plans to have two divisions which will operate in the following areas:

     o Oil and Gas Exploration and Development - This division will evaluate undeveloped oil and gas prospects and participate in drilling activities on prospects which in the opinion of management are favorable for the production of oil or gas.
     o Engineering and Infrastructure Management - This division will consist of 3 main business units. The Company estimates that this division will require the services of 100 or more professionals.
          1 Engineering and Construction Management - This business unit will provide services to optimize drilling, completion, field level work processes, physical plant construction, processing and transportation. The Company considers the integration of construction, operations, and financing to be critical for older fields with outdated systems and for new projects which lack an experienced team of professionals dedicated to the project.
          2 Engineering Staffing - This business unit will provide to the industry, on a contract basis, both short term and long term, experienced and skilled engineers, geologists, and other technicians. The availability of skilled professionals is quickly becoming the limiting resource for the oil and gas industry. Both large and small oil and gas companies do not have the available human talent to analyze, plan, engineer and execute projects. Of concern is the growing number of college graduates who opt for careers outside the oil and gas industry. Enrollment in petroleum related disciplines at major U.S. universities has only recently started to increase but is not near the enrollment of the 1980's. In most oil and gas companies, the average age continues to climb toward 50 years old, with some studies estimating that less than 30% of the workforce is younger than 40 years old. The Company intends to address this talent shortage with its Engineering Staffing division.
          3 Energy Infrastructure Management - This business unit will provide planning, engineering, and consulting services to clients in both the private and public markets. These services will be provided to clients in both the private markets and the public sector.

     The Company estimates that it will need $4,000,000 to establish its Engineering and Construction Management division.

     During the nine months ended September 30, 2006 the Company did not generate any revenue and had a loss of $(247,256).

     During the nine months ended September 30, 2006 the Company's operations used $(229,349) in cash. During this period capital was provided primarily through loans from shareholders of the Company.

     As of October 31, 2006 the Company:

     o was negotiating to acquire two engineering and construction management firms and one engineering staffing firm.
     o had signed an agreement with a major energy services corporation to provide the Company, on an as needed basis, with production engineers, facilities engineers and procurement managers.
     o was working with a major investment bank to obtain financing needed to acquire producing oil and gas wells in Texas.
     o was negotiating to acquire producing and shut-in oil and gas wells, together with undeveloped acreage, in Kansas and Oklahoma.
     o    Has engaged in a re-completion of a well in south Texas.

     Between October 1, 2006 and October 31, 2006 the Company sold 481,600 shares of its common stock to 64 private investors at a price of $1.00 per share.

     The Company's future activities will depend upon available funding.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   November 13, 2006                 EPIC CAPITAL GROUP, INC.


                                       By: /s/ Rex Doyle
                                           ------------------------------
                                           Rex Doyle, Chief Executive Officer